UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

West Bancorporation, Inc. issued a press release on January 3, 2006 announcing the completion of the acquisition of Investors Management Group (IMG), a wholly-owned subsidiary of AMCORE Financial, Inc. A copy of the press release is attached as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99: Press release from West Bancorporation, Inc. dated January 3, 2006.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the agreement between AMCORE Financial, Inc. and West Bancorporation, Inc. including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized; (ii) statements with respect to West Bancorporation’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘estimates’, ‘intends’, ‘plans’, ‘targets’ and similar expressions. These statements are based upon the current beliefs and expectations of West Bancorporation’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Contemplated, projected, forecasted or estimated results in such forward looking statements involve certain inherent risks and uncertainties. A number of factors many of which are beyond the ability of West Bancorporation to control or predict could cause actual results to differ materially from those in its forward looking statements. These factors include the risks detailed from time-to-time in each company’s SEC reports, including the Annual Report and form 10-K for the year ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

January 3, 2006	By:	Douglas R. Gulling

Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release of West Bancorporation, Inc. dated January 3, 2006